EXHIBIT 23.1

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1996 Stock Plan and the Amended 1989 Employee Stock Purchase Plan of Cirrus Logic, Inc. of our report dated
April 23, 1997 (except for Note 16, as to which the date is April 30, 1997) with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 29, 1997, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

San Jose, California
December 18, 1997